televoke
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                          612 Howard Street * Suite 300
                        San Francisco * California 94105
                   Main 415. 908.4400 * Facsimile 415.908.4450

April 26, 2001

Mr. Mark Gifford
Concentrax, Inc.
817 Oak Glen, Suite 203
Houston, Texas 77076

Dear Mark:

We will be pleased to provide you with a testing and demonstration system for you applications. Televoke will provide these services as follows:

     o Upon receipt of a non-refundable Non-Recurring Expense (NRE) fee of $7,500 to establish the test web site and telephone interface. This includes a unique branded site (your logo and company name) along with a branded Voice User Interface (VUI). Please not that the VUI welcome greeting will use a TTS (text-to-speech) implementation of your company name until a recording session can provide a standard sound file. Our recording sessions are held about every 2 - 2 1/2 weeks.

     o Only the Televoke basic feature set will be supported (notification, control and tracking) and standard Televoke data packet definitions for the Aeris network will be used. Televoke will review any non-standard packet definitions and provide an estimate of the time and dollars necessary to use another definition. Televoke will also review any requests for non-standard services and provide an estimate of time and dollars to implement on the test system.

     o    The web site and VUI will be available for up to 90 days.

     o As your applications is not commercial (as defined by Aeris.net) there is a need for Aeris Developer MIN to support the date sent from and to your device. This charge is an additional $50.00 per month, per device.

     o the $7,500 will be applied towards the NRE for a commercial implementation when you choose to go forward with Televoke.

By signing below, both of us agree that a complete agreement between us will need to be signed before commercial implementation.

This offer will expire if not accepted by May 3, 2001. We thank you for you interest in Televoke and are looking forward to a mutually rewarding relationship.

Sincerely,

     /s/   Ray Grefe

RAY GREFE
VP of Business Development, Televoke, Inc.

Customer Name: Concentrax, Inc.

By:   /s/   Mark Gifford
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Name (type or print): MARK GIFFORD

Date:  April 30, 2000